Exhibit 99.2

Section 906 Certification

I, John R. Murphy, Executive Vice President - Finance and Chief Financial Officer of Accuride Corporation, certify that (i) the attached Annual Report on Form 10-K of Accuride Corporation for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K Report for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ John R. Murphy	Dated:	March 20, 2003
John R. Murphy
Executive Vice President - Finance and Chief Financial Officer